SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 22, 2005

                        Residential Accredit Loans, Inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                 333-107959-25               51-0368240
  ------------------------------------------------------------------------
  (STATE OR OTHER JURISDICTION     (COMMISSION)             (I.R.S. EMPLOYER
      OF INCORPORATION)            FILE NUMBER)            IDENTIFICATION NO.)

          8400 Normandale Lake Blvd., Suite 250, Minneapolis, MN 55437
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

        Registrant's telephone number, including area code (952) 857-7000

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Items 1 through 7 are not included because they are not applicable.

Item 8         Other Events.

        On February 25, 2005, Residential Accredit Loans, Inc. caused the issuance and sale of the Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QS2 (the "Certificates"), pursuant to a Series Supplement, dated as of February 1, 2005, and the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2004, among Residential Accredit Loans, Inc., as company, Residential Funding Corporation, as master servicer, and Deutsche Bank Trust Company Americas, as trustee.

        In connection with the offering of the Certificates, Goldman Sachs & Co., as underwriter has furnished certain collateral information (the "Collateral Materials") to potential investors with respect to the mortgage loans (the "Mortgage Loans") underlying the Certificates. The Collateral Materials are listed as Exhibit 99.1 hereto and are filed herewith.

        The actual characteristics of the Mortgage Loans underlying the Certificates may differ from the information provided in the Collateral Materials. Any difference between the collateral information in the Collateral Materials and the actual characteristics of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Certificates.

Item 9      Financial Statements, Pro Forma Financial Information and Exhibits.

               (a) Not applicable.

               (b) Not applicable.

               (c) Exhibits:

                      99.1   Collateral Materials

                                  SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                RESIDENTIAL ACCREDIT LOANS, INC.


                                By:     /s/ Heather Anderson
                                Name:   Heather Anderson
                                Title:  Vice President


Dated:  March 22, 2005